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EXHIBIT 5.1

May 28, 2020

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735

      Re:    YETI Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to YETI Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on May 28, 2020 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed resale, from time to time in one or more offerings, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to 6,067,125 shares (the "Shares") of the Company's common stock, par value $0.01 per share held by the selling stockholders listed in the Registration Statement (the "Selling Stockholders").

        In our capacity as special counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including, without limitation:

  (i)
  the Registration Statement;

  (ii)
  the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the "Company's Certificate of Incorporation");

  (iii)
  the Amended and Restated Bylaws of the Company, as presently in effect (the "Company's Bylaws" and, together with the Company's Certificate of Incorporation, the "Organizational Documents"); and

  (iv)
  resolutions of the board of directors of the Company relating to the registration of the Shares and the issuance and sale of the Shares to the Selling Stockholders and related matters.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

        On the basis of such examination, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

        The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Respectfully submitted, /s/ O'Melveny & Myers LLP

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  EXHIBIT 5.1